UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —February 7, 2006

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5326
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 8.01     Other Events.
Please see Exhibit “A” attached.
Item 9.01     Financial Statements and Exhibits.
Exhibit “A” — Press Release announcing Webcast of Conference Call to Discuss 2005 Fourth Quarter and Year-End Results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
	By:	/s/ Carol L. Amelio
Carol L. Amelio
DATE: February 14, 2006		General Counsel and Corporate Secretary

WEBCAST ADVISORY
NUCRYST Pharmaceuticals
Webcast of Conference Call to Discuss
2005 Fourth Quarter and Year-End Results
Wednesday February 15, 2006
4:30 p.m. EST
www.nucryst.com
NUCRYST Pharmaceuticals Corp. will hold a webcast at 4:30 p.m. EST on Wednesday February 15, 2006 regarding the company’s 2005 fourth quarter and year-end results.
In addition to standard disclosure over wire services, a news release and financial statements will be posted on the NUCRYST web site. To listen to the call live on the Internet, please go to www.nucryst.com.
Scott H. Gillis, President & CEO and Eliot M. Lurier, Vice President, Finance and Administration will participate on the call.
An audio file of the call will be archived and posted on the NUCRYST web site.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation based on its nanocrystalline silver technology. Advanced wound care products with the company’s SILCRYST™ coatings are sold by Smith & Nephew plc under an exclusive license in over 30 countries under its Acticoat™ trademark. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The company has developed its nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.

For more information, please contact:
Gillian McArdle
(416) 504-8464
info@nucryst.com